Earnings Release Presentation Q2 2024 Wintrust Financial Corporation

22 This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2023 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time,the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices, and management’s long-term performance goals, as well as statements relating to the anticipated effects on the Company's financial condition and results of operations from expected developments or events. Actual results could differ materially from those addressed in the forward- looking statements as a result of numerous factors, including the following: • economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, including an actual or threatened U.S. government debt default or rating downgrade, particularly in the markets in which it operates; • negative effects suffered by us or our customers resulting from changes in U.S. trade policies; • the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses; • estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period; • the financial success and economic viability of the borrowers of our commercial loans; • commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin; • the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses; • inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio; • changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities; • the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability; • competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products; • failure to identify and complete favorable acquisitions in the future or unexpected losses, difficulties or developments related to the Company’s recent or future acquisitions; • unexpected difficulties and losses related to FDIC-assisted acquisitions; • harm to the Company’s reputation; • any negative perception of the Company’s financial strength; • ability of the Company to raise additional capital on acceptable terms when needed; • disruption in capital markets, which may lower fair values for the Company’s investment portfolio; • ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith; • failure or breaches of our security systems or infrastructure, or those of third parties; • security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft; • adverse effects on our information technology systems, or those of third parties, resulting from failures, human error or cyberattacks (including ransomware); PENDING - LEGAL Forward Looking Statements

33 • adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors; • increased costs as a result of protecting our customers from the impact of stolen debit card information; • accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions; • ability of the Company to attract and retain senior management experienced in the banking and financial services industries; • environmental liability risk associated with lending activities; • the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation; • losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith; • the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank; • the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns; • the expenses and delayed returns inherent in opening new branches and de novo banks; • liabilities, potential customer loss or reputational harm related to closings of existing branches; • examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act; • changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements; • the ability of the Company to receive dividends from its subsidiaries; • the impact of the Company's transition from LIBOR to an alternative benchmark rate for current and future transactions; • a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise; • legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies; • changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity; • a lowering of our credit rating; • changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise; • regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business; • increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment; • the impact of heightened capital requirements; • increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC; • delinquencies or fraud with respect to the Company’s premium finance business; • credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans; • the Company’s ability to comply with covenants under its credit facility; • fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; • widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change could have an adverse effect on the Company’s financial condition and results of operations, lead to material disruption of the Company’s operations or the ability or willingness of clients to access the Company’s products and services; and • the severity, magnitude and duration of the COVID-19 pandemic, including the continued emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on the economy, our financial results, operations and personnel, commercial activity and demand across our business and our customers’ businesses. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward- looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release and this presentation. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases and presentations. PENDING - LEGAL Forward Looking Statements

44 Pre-Tax, Pre-Provision1 June 2024 Year-to-Date Highlights (Comparative to June 2023 Year-to-Date) Total DepositsTotal Assets Total Loans Net Income $59.8 billion +$5.5 billion or 10% $44.7 billion +$3.7 billion or 9% $48.0 billion +$4.0 billion or 9% $339.7 million +$5 million or 1% Update Format second box BV / TBV Net Interest Income Net Interest Margin $934.8 million +$29 million or 3% (non-GAAP) $72.01 +$7.51 $523.0 million +$16 million or 3% Diluted EPS $5.21 +$0.03 or 1% Current EPS Prior EPS $ 2.32 2.89 $ (0.57) PPNI Prior PPNI $ 251.4 271.6 $-20.23 -20200000 251,404 271,629 Metric June 2024 YTD June 2023 YTD Difference % Change Net Income $ 339,682 $ 334,948 $ 4,734 1 % Pre-Tax, Pre- Provision 523,033 506,539 $ 16,494 3 % Diluted EPS $ 5.21 $ 5.18 $ 0.03 1 % Net Interest Income 934,804 905,532 $ 29,272 3 % NIM 3.53% 3.72% (0.1900) % 58 TBV 72.01 64.50 $ 7.51 12 % Total Assets 59,781,516 54,286,176 $ 5,495,340 10 % Total Loans 44,675,531 41,023,408 $ 3,652,123 9 % Total Deposits 48,049,026 44,038,707 $ 4,010,319 9 % June 2024 Year-to-Date Takeaways 1 Pre-tax income, excluding provision for credit losses (non-GAAP) – See non-GAAP reconciliation in the Appendix (GAAP) $82.97 +$7.32 (non-GAAP) 3.56% -18 bps (GAAP) 3.53% -19 bps NIM FY GAAP NIM PY GAAP Change 3.53% 3.72% -19.00 NIM FY Non- GAAP NIM PY Non- GAAP Change 3.56% 3.74% -18.00 BV FY BV PY Change $ 82.97 $ 75.65 $ 7.31999999999999 TBV TBV PY Change 72.01 64.50 7.51 • Record full year net income of $622.6 million or $9.58 per diluted common share was 22% higher than our annual record net income in 2022 • Record full year net interest income of $1.8 billion driven by net interest margin expansion along with strong earning asset growth • Credit metrics remain strong and at historically low levels with net charge-offs of 11 bps of average total loans for full year 2023 • The Company's capital expansion was driven by record full year earnings in 2023 and remain well above the regulatory thresholds • Wintrust's tangible book value per common share (non-GAAP) increased in 2023 to $70.33 as of December 31, 2023. Tangible book value per common share (non-GAAP) has increased every year since Wintrust became a public company in 1996 • Record year-to-date net income of $339.7 million or $5.21 per diluted common share was $5 million higher than our net income for the same time period in 2023 • Record year-to-date net interest income of $934.8 million driven by strong earning asset growth was $29 million higher than our net interest income for the same time period in 2023 • Wintrust's tangible book value per common share (non-GAAP) increased to $72.01 as of June 30, 2024. Tangible book value per common share (non-GAAP) has increased every year since Wintrust became a public company in 1996

55 • Robust loan growth of $1.4 billion, or 13% annualized. Adjusting for the impact of a loan sale transaction within our property and casualty insurance premium finance receivables portfolio during the second quarter of 2024, total loans would have increased $2.1 billion, or 20% annualized • Strong deposit growth of $1.6 billion, or 14% annualized, driven by our diversified product offerings • Recorded net income of $152.4 million for the second quarter of 2024 • Q2 2024 net interest margin (non-GAAP) of 3.52% remained within our expected range, decreasing by seven basis points from the prior quarter Pre-Tax, Pre-Provision1 Diversified Balance Sheet Total DepositsTotal Assets Total Loans Net Income $59.8 billion +$2.2 billion $44.7 billion +$1.4 billion $48.0 billion +$1.6 billion $152.4 million -$34.9 million Stable Credit Quality • NPLs of $174.3 million, or 0.39% of total loans, remain relatively low compared to historical levels • Allowance for credit losses on total core loans was 1.52% Efficiency RatioReturn on Assets ROE / ROTCE 1.07% -28 bps (GAAP) 57.10% +189 bps $251.4 million -$20.2 million 1 Pre-tax income, excluding provision for credit losses (non-GAAP) – See non-GAAP reconciliation in the Appendix for all metrics denoted as non-GAAP Diluted EPS $2.32 -$0.57 Current EPS Prior EPS $ 2.32 2.89 $ (0.57) PPNI Prior PPNI $ 251.4 271.6 $-20.23 -20200000 251,404 271,629 Stable Margin Supports Earnings Net Overhead Ratio 1.53% +14 bps (non-GAAP) 56.83% +188 bps Efficiency GAAP Prior Q 57.10% 58.59% $ (149.00) Efficiency Non GAAP Prior Q Efficiency Ratio (GAAP) Q1-23 Efficiency Ratio (GAAP) Q4-22 Efficiency Ratio (Non- GAAP) Q1-23 Efficiency Ratio (Non- GAAP) Q4-22 57.10% 55.21% 56.83% 54.95% % Change File does not have calc for GAAP numbers 188 Check 189.00 188.00 (GAAP) 11.61% -281 bps (non-GAAP) 13.49% -326 bps Q2 2024 Highlights (Comparative to Q1 2024) Current ROE Prior ROE Current ROTCE Prior ROTCE 11.61% 14.42% 13.49% 16.75% (281) -326 PENDING

66 Diluted EPS Quarterly Trend Quarterly Pre-Tax Income, Excluding Provision for Credit Losses Record Net Income for the First Six Months of the Year $154.8 $164.2 $123.5 $187.3 $152.4 1.18% 1.20% 0.89% 1.35% 1.07% Net Income ROA Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $2.38 $2.53 $1.87 $2.89 $2.32 Diluted EPS Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $239.9 $244.8 $208.2 $271.6 $251.4 Pre-Tax Income, excluding Provision for Credit Losses (non-GAAP) Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 ($ in Millions) ($ in Millions) 1 See non-GAAP reconciliation in Appendix Q2 2024 Highlights Earnings Summary Differentiated, highly diversified and sustainable business model Manual Input - Highlights May Change QoQ • Q2 2024 pre-tax income, excluding provision for credit losses totaled $251.4 million as compared to $271.6 million in the first quarter of 2024. The decrease in Q2 2024 was primarily related to the realized net gain on the sale of the Company's RBA division in the first quarter of 2024 • Record quarterly net interest income of $470.6 million

77 31% 27% 16% 18% 7% 1% Commercial Commercial Real Estate PFR - Property and Casualty Insurance PFR - Life Insurance Residential Real Estate All Other Loans $43,231 $651 $314 $177 $(698) $859 $142 $44,676 3/31/2024 Commercial Commercial Real Estate Residential Real Estate PFR - Property and Casualty Insurance Loan Sale PFR - Property and Casualty Insurance Other Activity All Other Loans 6/30/2024 $41.0 $43.2 $44.7 6.23% 6.80% 6.90% Total Loans Average Total Loan Yield 6/30/2023 3/31/2024 6/30/2024 Year-over-Year Change $3.7B or 9% in Total Loans Loan Portfolio Diversified loan portfolio Strong Loan Growth Despite PFR - Property and Casualty Insurance Loan Sale Transaction ($ in Millions) Diversified Loan Mix (as of 6/30/2024) Robust Loan Growth Coupled with Higher Loan Yield ($ in Billions)

88 • Robust second quarter deposit growth totaling $1.6 billion • Deposit base and liquidity remained strong despite a volatile market • Year-over-year deposit growth of $4.0 billion or 9% • Non-Interest-Bearing increased approximately $123 million in the second quarter of 2024 $46,449 $123 $702 $1,376 $(601) $48,049 3/31/2024 Non-Interest-Bearing Money Market CDs Other Interest- Bearing 6/30/2024 $44.0 $46.5 $48.0 2.71% 3.48% 3.73% Total Deposits Rate Paid on Average Total Interest-Bearing Deposits 6/30/2023 3/31/2024 6/30/2024 1 1Includes: NOW, Interest-bearing Demand Deposits, Savings and deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), trust and asset management customers of the Company Deposit Portfolio Enviable core deposit franchise in Chicago and Milwaukee market areas Strong Quarterly Growth Primarily Driven by CDs and Money Market ($ in Millions) Deposit Growth Supported by Strong Franchise ($ in Billions) Highlights 1 Manual Input - Highlights May Change QoQ

99 24% 21% 13% 11% 3% 3% 33% 34% 12% 12% 15% 19% Time Certificates of Deposit Savings Money Market Wealth Management Deposits NOW and Interest-Bearing Demand Deposits Non-Interest-Bearing Q2 2023 Q2 2024 Total Interest-Bearing Deposit Costs 1 Fed Funds Upper Target up 525 bps 0.25% 5.50% 12/31/21 6/30/2024 Total Interest-Bearing Deposit Beta 67% 0.24% 3.73% 12/31/21 6/30/2024 Total Deposit Beta 53% 0.16% 2.93% 12/31/21 6/30/2024 Fed Target Total Deposit Costs $44.0 Deposit Portfolio Deposit beta increase driven by competitive deposit pricing to fund quality loan growth Q2 2024 Highlights Deposit Beta Stability Continues in Q2 2024 Non-Interest-Bearing Deposit Mix Remains Unchanged from Last Quarter ($ in Billions) $48.0 • Total cycle-to-date interest-bearing deposit beta was at 66% as of Q2 2024 • No material deposit concentrations • Non-interest-bearing at 21% of total deposits as of June 30, 2024 Manual Input - Highlights May Change QoQ Manual Input - Calculation using Fed Funds 5.50% 3.73% 2.93% Fed Funds Upper Target Interest-Bearing Deposit Rate Total Deposit Rate 12/31/2021 3/31/2022 6/30/2022 9/30/2022 12/31/2022 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Deposit Betas Interest-Bearing Deposit Beta: 67% Total Deposit Beta: 53% Total Deposit Beta: 53% Deposit Betas Interest-Bearing Deposit Beta: 66% Total Deposit Beta: 53% 21% 21% 12% 11% 3% 3% 34% 34% 13% 12% 17% 19% Time Certificates of Deposit Savings Money Market Wealth Management Deposits NOW and Interest-Bearing Demand Deposits Non-Interest-Bearing Q1 2024 Q2 2024 $46.5 Non-Interest-Bearing Deposit Mix Remains Unchanged from Last Quarter ($ in Billions) $48.0

1010 Capital/Liquidity Current capital levels are well in excess of regulatory thresholds $4.3 $3.8 $0.1 Available-for-Sale Held-to-Maturity Other 12.2% 0.3% (0.4)% (0.1)% 12.0% 3/31/2024 Retained Earnings and Other Equity Changes Change in RWA Change in Subordinated Debt 6/30/2024 1 Ratios for Q2 2024 are estimated 9.3% 9.5% 9.5% 10.1% 10.3% 10.2% 12.0% 12.2% 12.0% 9.3% 9.4% 9.3% CET1 Ratio Tier 1 Capital Ratio Total Capital Ratio Tier 1 Leverage Ratio 6/30/2023 3/31/2024 6/30/2024 Total Capital Ratio 1 Total Capital Ratio Decreased Due to Change in RWA and Subordinated Debt Partially Offset by Strong Earnings Capital Levels Remained Stable Supporting Strong Growth Strategically Balanced Investment Portfolio (as of 6/30/2024) ($ in Billions) • The Company's capital levels are well in excess of regulatory thresholds and it is expected that the Company would remain well capitalized in the event the Company were to liquidate its entire investment portfolio • Investment portfolio size has remained relatively unchanged quarter over quarter at 14% of total assets Q2 2024 Highlights 1 Total Investment Portfolio Yield (Q2 '24): 3.45% Duration: 6.6 Years $8.2 Manual Input - Highlights May Change QoQ Manual Input - CET1 calculation comes from Ravshana

1111 Tangible Book Value Per Share (non-GAAP) Wintrust has grown TBV Per Share every year since going public in 1996, and increased TBV Per Share to $72.01 for the second quarter of 2024, which is the highest in Company history $4.11 $5.50 $6.03 $6.19 $7.08 $9.03 $11.65 $14.84 $16.07 $17.28 $18.97 $19.02 $20.78 $23.22 $25.80$26.72 $29.28 $29.93 $32.45 $33.17 $37.08 $41.68 $44.67 $49.70 $53.23 $59.64 $61.00 $70.33 $72.01 Tangible Book Value Per Share (non-GAAP) 19 96 19 97 19 98 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 Q2 2 02 4 1 1Q2 2024 is a Preliminary Number Tangible book value per common share (non-GAAP) increased to $72.01 which is the highest in Company history

1212 Net Interest Margin/Income Net interest margin within guidance range; coupled with earning asset growth and strong net interest income Q2 2024 NII Increase Primarily Driven by Higher Average Earning Assets Despite Decrease in NIM 3.59% 0.12% (0.21)% 0.02% 3.52% NIM (non-GAAP) Q1 2024 Earning Asset Yield Interest-Bearing Liability Rate Net Free Funds NIM (non-GAAP) Q2 2024 Repositioning the Balance Sheet to Mitigate Interest Rate Risk 2.9% 1.0% 1.8% 1.0% Static Ramp 6/30/2023 6/30/2024 1 2 Percentage Change in Net Interest Income Over a One-Year Time Horizon Rising Rates Scenario + 100 Basis Points (2.9)% 0.6% (0.9)% 0.9% Static Ramp 6/30/2023 6/30/2024 1 2 Percentage Change in Net Interest Income Over a One-Year Time Horizon Falling Rates Scenario - 100 Basis Points 1 Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet 2 Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months Q1 '24 NII $464.2MM Q2 '24 NII $470.6MMNIM Linking Chart 6/30/2024 3/31/2024 Variance Total earning assets (7) 6.34% 6.22% 0.12 % Total interest-bearing liabilities 3.76% 3.55 (0.21) % Net free funds/contribution (6)/ Net interest income/Net interest margin 0.94% 0.92 0.02 NIM 3.52% 3.59 Manual Input - Data Comes from Mark BPending

1313 $113.0 $112.5 $100.8 $140.6 $121.1 $33.9 $33.5 $33.3 $34.8 $35.4 $12.2 $13.9 $14.2 $14.1 $13.9 $13.6 $14.2 $14.5 $14.8 $15.5 $23.3 $23.5 $31.4 $49.2 $27.2 $30.0 $27.4 $7.4 $27.7 $29.1 Wealth Management Operating Lease Income, net Service Charges on Deposits Other ; incl. Call Option Income Mortgage Banking Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $578.0 $572.6 $439.2 $475.6 $722.2 $406.8 $408.7 $315.6 $331.5 $544.4 $171.2 $163.9 $123.6 $144.1 $177.8 Retail Originations Veterans First Originations Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Mortgage Originations for Sale Increased in Q2 2024 and Higher Year-over-Year MSRs Increased Due to New Capitalization Net of Payoffs and Paydowns Consistently Strong Wealth Management Business Non-Interest Income Decrease Impacted by Realized Gain on Sale of the Company's RBA Division in Q1 2024 1 Other - includes Interest Rate Swap Fees, BOLI, Administrative Services, FX Remeasurement Gains/(Losses), Early Pay-Offs of Capital Leases, Gains/(losses) on investment securities, net, Fees from covered call options, Trading gains/(losses), net and Miscellaneous 1 $33.9 $33.5 $33.3 $34.8 $35.4 $44.5 $44.7 $47.1 $48.7 $48.2 Total Wealth Management Revenue Assets Under Administration ($ in Billions) Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 ($ in Millions) ($ in Millions) % of MSRs to Loans Serviced for Others Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 1.71% 1.77% 1.60% 1.67% 1.68% $200.7 $210.5 $192.5 $201.1 $204.6 $11,752 $11,886 $12,007 $12,051 $12,211 MSRs, at fair value Loans Serviced for Others Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 ($ in Millions) ($ in Millions) Non-Interest Income Diversified fee businesses support non-interest income levels despite challenging mortgage environment Manual Input - Data Comes from Griffin Hickey Pending

1414 Efficiency Ratio Remains Relatively Stable Quarter over Quarter 56.95% 56.94% 63.51% 54.95% 56.83% Efficiency Ratio (non-GAAP) Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $333.1 $4.4 $(5.2) $3.4 $0.5 $4.2 $340.4 Q1 2024 Non-Interest Expense Advertising and Marketing FDIC Special Assessment Salaries and Benefits Occupancy Expense All Other Expenses Q2 2024 Non-Interest Expense Non-Interest Expense Continue to monitor our expenses and believe they are in line with Company growth ($ in Millions) Increase Primarily Driven by Seasonal Advertising and Marketing Partially Offset by FDIC Special Assessment Recognized in Q1 2024 ($ in Millions) $184.9 $192.3 $194.0 $195.2 $198.5 $107.7 $111.3 $111.5 $112.2 $113.9 $44.5 $48.8 $49.0 $51.0 $52.1 $32.7 $32.2 $33.5 $32.0 $32.5 Salaries Commissions and Incentive Compensation Benefits Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 1 Q4 2023 Includes FDIC Special Assessment of $34.4MM 2 Q1 2024 Includes FDIC Special Assessment of $5.2MM & Net Gain on Sale of RBA of $19.3MM 1 2 Total Salaries and Benefits Increase Primarily Driven by Commissions from Elevated Mortgage Production and Higher Salaries from a Full Quarter of the Annual Merit Increase

1515 $108.7 $133.1 $139.0 $148.4 $174.3 $74.6 $79.4 $91.3 $89.9 $119.1 $1.7 $10.7 $0.0 $0.0 $0.0 $32.4 $43.0 $47.7 $58.5 $55.2 0.26% 0.32% 0.33% 0.34% 0.39% NPLs as a % of Total Loans PFR - Commercial NPLs PFR - Life NPLs Commercial, CRE and Other NPLs 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 $17.0 $8.1 $14.9 $21.8 $30.0$28.5 $19.9 $42.9 $21.7 $40.1 0.17% 0.08% 0.14% 0.21% 0.28% NCOs Total Provision for Credit Losses Annualized NCOs as a % of Average Total Loans Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $41,949 $43,350 Q1 2024 Q2 2024 $690 $735 Q1 2024 Q2 2024 $592 $591 Q1 2024 Q2 2024 Pass and Loans Guaranteed1 Special Mention Substandard2 1Pass and Loans Guaranteed: Includes early buy-out loans guaranteed by U.S. government agencies 2Substandard: Substandard includes Substandard Accrual and Substandard Nonaccrual/Doubtful 97% 97% 2% 2% 1% 1% Credit Quality Diversified Business Lines and Strong Credit Management Support Stable Credit Quality Provision Covers Net Charge-Offs and Loan Growth Manageable Levels of Non-Performing Loans ($ in Millions) ($ in Millions) Special Mention and Substandard Percentages Remained Unchanged Quarter over Quarter ($ in Millions) Manual Input - All Data comes from Mike Reiser Q1 & Q2 Commercial, CRE, and Other NPL are hard coded due to rounding issues

1616 0.40% 0.45% 0.41% 0.46% 0.48% 0.34% 0.51% 0.29% 0.34% 0.39% 0.81% 1.58% 1.74% 1.52% 1.30% 1.03% 0.85% 0.62% 0.56% 0.50% 0.47% 0.44% 0.36% 0.32% 0.16% 0.21% 0.27% 0.32% NPA/TA 19 97 19 98 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 Q2 2 02 4 1Q2 2024 is a Preliminary Number Non-Performing Assets to Total Assets NPAs continue to normalize after historic lows during the pandemic

1717 • Increase in allowance driven by net loan growth across most segments coupled with changes in credit quality within specific products of the portfolio • Strong coverage across all portfolios designed to protect against potential future economic downturn $42.1 $43.2 $44.7 1.01% 0.99% 0.98% Total Loan Period End Balance Allowance as a % of Total Loans 12/31/2023 3/31/2024 6/30/2024 $24.6 $25.4 $26.3 1.55% 1.51% 1.52% Core Loan Period End Balance Allowance as a % of Category 12/31/2023 3/31/2024 6/30/2024 $17.5 $17.8 $18.4 0.26% 0.25% 0.21% Niche Loan Period End Balance Allowance as a % of Category 12/31/2023 3/31/2024 6/30/2024 Credit Quality - Allowance for Loan Losses The Company remains well-reserved Well-Reserved Across Our Core Loan PortfolioSufficient Allowance Coverage of Total Loan Portfolio ($ in Billions) ($ in Billions) Allowance Provides Appropriate Coverage Given Minimal Historic Losses in Niche Portfolio ($ in Billions) Q2 2024 Highlights Manual Input - All Data comes from Mike Reiser • Increase in allowance for credit losses balance driven by net loan growth across most segments coupled with changes in credit quality within specific products of the portfolio • Strong coverage across all portfolios designed to protect against potential future economic downturn

1818 $143.1 $151.5 $169.6 $166.5 $182.0 1.14% 1.19% 1.32% 1.23% 1.29% Calculated Allowance Allowance as a % of Category 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 $41.0 $43.8 $39.0 $31.8 $51.4 0.33% 0.34% 0.30% 0.24% 0.36% NPLs NPL as a % of Category 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 $12,600 $12,725 $12,832 $13,503 $14,154 0.16% 0.04% 0.14% 0.33% 0.25% Period End Balance Net Charge-Off Ratio 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 44% 11%5% 17% 8% 4% 4% 7% Commercial and industrial Asset-based lending Municipal Leases Franchise Mortgage warehouse lines of credit Community Advantage - HOA Insurance agency lending Credit Quality - Commercial Loans Diversified portfolio with low net charge-offs Manageable Levels of Non-Performing Commercial LoansStrong Portfolio Growth Paired with Moderating Charge-Offs ($ in Millions) ($ in Millions) Allowance Provides Appropriate Coverage Commercial Loan Composition (as of 6/30/2024) ($ in Millions)

1919 $10,609 $10,946 $11,344 $11,633 $11,947 0.31% 0.05% 0.19% 0.19% 0.53% Period End Balance Net Charge-Off Ratio 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 $18.5 $18.1 $35.5 $39.3 $48.3 0.17% 0.17% 0.31% 0.34% 0.40% NPLs NPL as a % of Category 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 $215.7 $215.7 $223.9 $226.1 $223.7 2.03% 1.97% 1.97% 1.94% 1.87% Calculated Allowance Allowance as a % of Category 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 13% 19% 11% 25% 12% 16% 1% 3% Office Industrial Retail Multi-family Mixed use and other Commercial construction Residential construction Land Credit Quality - Commercial Real Estate Loans Well-diversified portfolio with a majority of its exposure in stabilized, income producing properties NPLs Increased as Credit Quality NormalizesContinue to be Proactive in Managing Credit ($ in Millions) ($ in Millions) Ample Allowance Levels to Protect Against Potential Future Market Pressure Commercial Real Estate Loan Composition (as of 6/30/2024) ($ in Millions)

2020 Medical, 25% Medical Owner Occupied, 3% Non-Medical Owner- Occupied, 14% Non-Medical Non Owner-Occupied, 58% $379.3 $301.2 $220.4 $206.9 $287.9 $189.6 $149.7 $149.6 $179.6 $141.1 $205.5 $96.8 Total CRE Office Non-Medical Non Owner-Occupied <$2M $2M-$5M $5M-$10M $10M-$15M $15M-$20M >=$20M Chicago CBD, 11% Other CBD, 12% Suburban, 77% 1Chicago CBD includes the following zip codes: 60601, 60602, 60603, 60604, 60605, 60606, 60607, 60610, 60611, 60654, 60661 2Other CBD includes the following metropolitan areas: Milwaukee, Boulder, Orlando, Saint Paul, Columbus, Akron, Cincinnati, San Antonio 1 2 $1,212.8 $195.9$176.6 $922.3 ### $223.0 $395.8 262880 94 48 31 25 17 12 17 12 7 4 Number of Loans Per Category CRE Office Portfolio (as of 6/30/2024) CRE office represents a minimal percentage of the total loan portfolio CRE Office Portfolio Geography ($ in Millions) CRE Office Portfolio Composition Granularity of CRE Office Portfolio by Loan Size ($ in Millions) ($ in Millions) <$2M $2M-$5M $5M-$10M $10M-$15M $15M-$20M >=$20M # of Loans CRE 880 94 31 17 17 7 Non Med 262 48 25 12 12 4 Portfolio Characteristics As of 3/31/2024 As of 6/30/2024 Balance ($ in Millions) $1,567 $1,585 CRE office as a % to Total CRE 13.47% 13.27% CRE office as a % to Total Loans 3.62% 3.55% Average Size of Loan ($ in Millions) $1.5 $1.5 Non-Performing Loan (NPL) Ratio 1.33% 2.05% Loans Still Accruing that are 30-89 Days Past Due Ratio 0.09% 0.07% Owner Occupied or Medical % 44% 42% $44.2 Need to Update these once Loans are finalized KP: Updated

2121 Manual Input - Data comes from Dominic Sarro $1.7 $10.7 $0.0 $0.0 $0.0 0.02% 0.13% 0.00% 0.00% 0.00% NPLs NPL as a % of Category 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 $8,135 $1,855 Cash Surrender Value Other $8,039 $7,932 $7,878 $7,872 $7,962 0.01% 0.00% 0.00% 0.00% 0.00% Period End Balance Net Charge-Off Ratio 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 1 Loan Collateral reported at actual values versus credit advance rate 2 Collateral Coverage is calculated by dividing Total Loan Collateral (Undiscounted) by Total Loan Portfolio Balance 4% 71% 6% 19% Annuity Brokerage Account Certificate of Deposit Letters of Credit OtherCollateral Coverage2 of 125% Credit Quality Premium Finance Receivables - Life Insurance Life Insurance portfolio remains steady and has continued to demonstrate exceptional credit quality Strong Portfolio with Persistently Low Levels of Non-Performing LoansQ2 2024 Balances Remained Stable with Strong Credit Quality ($ in Millions) ($ in Millions) Total Loan Collateral1 by Type (as of 6/30/2024) "Other" Loan Collateral1 by Type (as of 6/30/2024) ($ in Millions)

2222 Moderate Levels of Non-Performing Loans Growth Continued Despite Loan Sale Impact of Approximately $698MM $6,763 $6,723 $6,904 $6,940 $7,101 0.24% 0.29% 0.29% 0.32% 0.33% Period End Balance Net Charge-Off Ratio 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 $4,583 $4,212 $4,140 $4,209 $5,080 Originations Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $32.4 $43.0 $47.7 $58.5 $55.1 0.48% 0.64% 0.69% 0.84% 0.78% NPLs NPL as a % of Category 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 $3,506 $2,287 $1,092 $216 Current Premium Finance Receivables - Property and Casualty Insurance Loan Balances Projected to Mature Based on Modeled Contractual Cash Flows ≤ 3 Months 4-6 Months 7-9 Months > 9 months Premium Finance Receivables - Property and Casualty Insurance ($ in Millions) ($ in Millions) Projected Repayments Record Origination Volume in the Second Quarter of 2024 ($ in Millions) ($ in Millions) Manual Input - Data comes from Mark B Manual Input - Data comes from Thanos Polyzois

2323 Appendix

Hedging Strategy Update

Use of Hedges to Mitigate Negative Impacts of Falling Rates

Hedging activities had a 18 basis point unfavorable impact to our Q2 2024 NIM as compared to a 19 basis point unfavorable impact to our Q1 2024 NIM. These derivatives are expected to benefit the Company if one-month term SOFR rates fall.

Below are the details of the derivatives entered by the Company as of 6/30/2024. These derivatives hedge the cash flows of variable rate loans that reprice monthly based on one-month term SOFR.

Hedge Type	Effective Date	Notional	Maturity Date	Cap Rate	Floor Rate	Swap Rate
Costless Collar	9/1/2022	$1.25B	9/1/2025	3.74%	2.25%	N/A
Costless Collar	9/1/2022	$1.25B	9/1/2027	3.45%	2.00%	N/A
Costless Collar	10/1/2022	$0.5B	10/1/2026	4.32%	2.75%	N/A
Receive Fixed Swap	1/31/2023	$0.5B	12/31/2025	N/A	N/A	3.75%
Receive Fixed Swap	1/31/2023	$0.5B	12/31/2026	N/A	N/A	3.51%
Receive Fixed Swap	2/1/2023	$0.25B	2/1/2026	N/A	N/A	3.68%
Receive Fixed Swap	2/1/2023	$0.25B	2/1/2027	N/A	N/A	3.45%
Receive Fixed Swap	3/1/2023	$0.25B	3/1/2026	N/A	N/A	3.92%
Receive Fixed Swap	3/1/2023	$0.25B	3/1/2028	N/A	N/A	3.53%
Receive Fixed Swap	3/1/2023	$0.25B	3/1/2026	N/A	N/A	4.18%
Receive Fixed Swap	3/1/2023	$0.25B	3/1/2028	N/A	N/A	3.75%
Receive Fixed Swap	4/1/2023	$0.25B	7/1/2026	N/A	N/A	4.45%
Receive Fixed Swap	4/1/2023	$0.25B	7/1/2027	N/A	N/A	4.15%
Receive Fixed Swap	10/1/2024	$0.35B	10/1/2029	N/A	N/A	3.99%
Receive Fixed Swap	11/1/2024	$0.35B	11/1/2029	N/A	N/A	4.25%

WINTRUST 24

2525 1Geographic Diversification: relevant business location utilized to estimate geographic diversification, which can mean the following locations types were used: collateral location, customer business location, customer home address and customer billing address States/Jurisdictions that individually comprise 1% or less of the Total Loan Portfolio shaded light blue Loan Portfolio Highly diversified portfolio across U.S Loan Portfolio - Geographic Diversification1 (as of 6/30/2024) 35% 8% 7% 6% 5% 4% 3% 2% 2% 2% 2% 2% 2%Canada: Total Loan Portfolio Primary Geographic Region Commercial: Commercial, industrial and other Illinois/Wisconsin Leasing Nationwide Franchise Lending Nationwide Commercial real estate Construction and development Illinois/Wisconsin Non-construction Illinois/Wisconsin Home equity Illinois/Wisconsin Residential Real Estate Illinois/Wisconsin Premium finance receivables Commercial insurance loans Nationwide and Canada Life insurance loans Nationwide Consumer and other Illinois/Wisconsin 2% 1.2% 1.4% 1.4% 1.5% 2%

2626 Abbreviation Definition BOLI Bank Owned Life Insurance BP Basis Point BV Book Value per Common Share CBD Central Business District CET1 Ratio Common Equity Tier 1 Capital Ratio CRE Commercial Real Estate Diluted EPS Net Income per Common Share - Diluted FDIC Federal Deposit Insurance Corporation GAAP Generally Accepted Accounting Principles HOA Homeowners Association Interest Bearing Cash Total Interest-Bearing Deposits with Banks, Securities Purchased under Resale Agreements and Cash Equivalents MSR Mortgage Servicing Right NCO Net Charge Off NII Net Interest Income NIM Net Interest Margin Non-GAAP For non-GAAP metrics, see the reconciliation in the Appendix NP Not Pictured NPA Non-Performing Asset NPL Non-Performing Loan PFR Premium Finance Receivables PTPP Pre-Tax, Pre-Provision Income RBA Retirement Benefits Advisors ROA Return on Assets ROE Return on Average Common Equity ROTCE Return on Average Tangible Common Equity RWA Risk-Weighted Asset SOFR Secured Overnight Financing Rate TBV Tangible Book Value TBVPS Tangible Book Value Per Share Glossary

Non-GAAP Reconciliation

Reconciliation of non-GAAP Net Interest Margin and Efficiency Ratio ($ in Thousands):	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024	Three Months Ended December 31, 2023	Three Months Ended September 30, 2023	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
(A) Interest Income (GAAP)	$849,979	$805,513	$793,848	$762,400	$697,176	$ 1,655,492	$ 1,336,866
Taxable-equivalent adjustment:							
- Loans	2,305	2,246	2,150	1,923	1,882	4,551	3,754
- Liquidity Management Assets	567	550	575	572	551	1,117	1,102
- Other Earning Assets	3	5	4	1	1	8	5
(B) Interest Income (non-GAAP)	$852,854	$808,314	$796,577	$764,896	$699,610	$1,661,168	$1,341,727
(C) Interest Expense (GAAP)	$379,369	$341,319	$323,874	$300,042	$249,639	$720,688	$431,334
(D) Net Interest Income (GAAP) (A minus C)	$470,610	$464,194	$469,974	$462,358	$447,537	$934,804	$905,532
(E) Net Interest Income (non-GAAP) (B minus C)	$473,485	$466,995	$472,703	$464,854	$449,971	$940,480	$910,393
Net interest margin (GAAP)	**3.50 %**	**3.57 %**	**3.62 %**	**3.60 %**	**3.64 %**	**3.53 %**	**3.72 %**
Net interest margin, fully taxable-equivalent (non-GAAP)	**3.52 %**	**3.59 %**	**3.64 %**	**3.62 %**	**3.66 %**	**3.56 %**	**3.74 %**
(F) Non-interest income	$121,147	$140,580	$100,829	$112,478	$113,030	$261,727	$220,799
(G) (Losses) gains on investment securities, net	(4,282)	1,326	2,484	(2,357)	—	(2,956)	1,398
(H) Non-interest expense	340,353	333,145	362,652	330,055	320,623	673,498	619,792
Efficiency ratio (H/(D+F-G))	**57.10 %**	**55.21 %**	**63.81 %**	**57.18 %**	**57.20 %**	**56.15 %**	**55.10 %**
Efficiency ratio (non-GAAP) (H/(E+F-G))	**56.83 %**	**54.95 %**	**63.51 %**	**56.94 %**	**56.95 %**	**55.88 %**	**54.86 %**
Reconciliation of non-GAAP Pre-Tax, Pre-Provision Income, Adjusted for Changes in Fair Value of MSRs, net of economic hedge and Early Buy-out Loans Guaranteed by U.S. government agencies: ($ in Thousands):							
Income before taxes	$211,343	$249,956	$165,243	$224,858	$211,430	$461,299	$454,980
Add: Provision for credit losses	40,061	21,673	42,908	19,923	28,514	$61,734	$51,559
Pre-tax income, excluding provision for credit losses (non-GAAP)	**$251,404**	**$271,629**	**$208,151**	**$244,781**	**$239,944**	**$523,033**	**$506,539**

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles ("GAAP") in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. Management believes that these measures and ratios provide users of the Company's financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company's operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

WINTRUST 27

2828 Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income ($ in Thousands): Income before taxes $ 211,343 $ 249,956 $ 165,243 $ 224,858 $ 211,430 $ 461,299 $ 454,980 Add: Provision for credit losses 40,061 21,673 42,908 19,923 28,514 61,734 51,559 Pre-tax income, excluding provision for credit losses (non-GAAP) $ 251,404 $ 271,629 $ 208,151 $ 244,781 $ 239,944 $ 523,033 $ 506,539 Three Months Ended Six Months Ended Reconciliation of non-GAAP Return on Average Tangible Common Equity ($ in Thousands): June 30, March 31, December 31, September 30, June 30, June 30, June 30, 2024 2024 2023 2023 2023 2024 2023 (N) Net income applicable to common shares $145,397 $180,303 $116,489 $157,207 $147,759 $325,700 $320,966 Add: Intangible asset amortization 1,122 1,158 1,356 1,408 1,499 2,280 2,734 Less: Tax effect of intangible asset amortization (311) (291) (343) (380) (402) (602) (722) After-tax intangible asset amortization $ 811 $ 867 $ 1,013 $ 1,028 $ 1,097 $ 1,678 $ 2,012 (O) Tangible net income applicable to common shares (non-GAAP) $146,208 $181,170 $117,502 $158,235 $148,856 327,378 322,978 Total average shareholders’ equity $5,450,173 $5,440,457 $5,066,196 $5,083,883 $5,044,718 $5,445,315 $4,970,407 Less: Average preferred stock (412,500) (412,500) (412,500) (412,500) (412,500) (412,500) $(412,500) (P) Total average common shareholders’ equity $5,037,673 $5,027,957 $4,653,696 $4,671,383 $4,632,218 $5,032,815 $ 4,557,907 Less: Average intangible assets (677,207) (678,731) (679,812) (681,520) (682,561) (677,969) $ (678,924) (Q) Total average tangible common shareholders’ equity (non-GAAP) $4,360,466 $4,349,226 $3,973,884 $3,989,863 $3,949,657 $ 4,354,846 $ 3,878,983 Return on average common equity, annualized (N/P) 11.61% 14.42% 9.93% 13.35% 12.79% 13.01% 14.20 % Return on average tangible common equity, annualized (non-GAAP) (O/Q) 13.49 16.75 11.73 15.73 15.12 15.12 16.79 The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non- GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently. Non-GAAP Reconciliation

2929 Three Months Ended Reconciliation of non-GAAP Tangible Common Equity ($'s and Shares in Thousands): June 30, March 31, December 31, September 30, June 30, 2024 2024 2023 2023 2023 Total shareholders’ equity (GAAP) $5,536,628 $5,436,400 $5,399,526 $5,015,613 $5,041,912 Less: Non-convertible preferred stock (GAAP) (412,500) (412,500) (412,500) (412,500) (412,500) Less: Intangible assets (GAAP) (676,562) (677,911) (679,561) (680,353) (682,327) (I) Total tangible common shareholders’ equity (non-GAAP) $4,447,566 $4,345,989 $4,307,465 $3,922,760 $3,947,085 (J) Total assets (GAAP) 59,781,516 57,576,933 56,259,934 55,555,246 54,286,176 Less: Intangible assets (GAAP) (676,562) (677,911) (679,561) (680,353) (682,327) (K) Total tangible assets (non-GAAP) $59,104,954 $56,899,022 $55,580,373 $54,874,893 $53,603,849 Common equity to assets ratio (GAAP) (L/J) 8.6% 8.7% 8.9% 8.3% 8.5 % Tangible common equity ratio (non-GAAP) (I/K) 7.5% 7.6% 7.7% 7.1% 7.4 % Reconciliation of non-GAAP Tangible Book Value per Common Share ($'s and Shares in Thousands): Total shareholders’ equity $5,536,628 $5,436,400 $5,399,526 $5,015,613 $5,041,912 Less: Preferred stock (412,500) (412,500) (412,500) (412,500) (412,500) (L) Total common equity $5,124,128 $5,023,900 $4,987,026 $4,603,113 $4,629,412 (M) Actual common shares outstanding 61,760 61,737 61,244 61,222 61,198 Book value per common share (L/M) $82.97 $81.38 $81.43 $75.19 $75.65 Tangible book value per common share (non-GAAP) (I/M) $72.01 $70.40 $70.33 $64.07 $64.50 Reconciliation of Non-GAAP Return on Average Tangible Common Equity: ($'s and Shares in Thousands): June 30, March 31, December 31, September 30, June 30, 2024 2024 2023 2023 2023 (N) Net income applicable to common shares $ 173,207 $ 137,826 $ 1,492 $ 1,579 $ 120,400 Add: Intangible asset amortization 1,235 1,436 $ (425) $ (445) 1,609 Less: Tax effect of intangible asset amortization (321) (370) 1067000 1,134 (430) After-tax intangible asset amortization $ 914 $ 1,066 137,037 88,656 $ 1,179 (O) Tangible net income applicable to common shares (non-GAAP) $ 174,121 $ 138,892 $ 4,795,387 $ 4,526,110 $ 121,579 Total average shareholders’ equity $ 4,895,271 $ 4,710,856 $ (412,500) $ (412,500) $ 4,500,460 Less: Average preferred stock (412,500) (412,500) 4,382,887 4,113,610 (412,500) (P) Total average common shareholders’ equity $ 4,482,771 $ 4,298,356 $ (678,953) $ (681,091) $ 4,087,960 Less: Average intangible assets (675,247) (676,371) 3,703,934 3,432,519 (682,603) (Q) Total average tangible common shareholders’ equity (non-GAAP) $ 3,807,524 $ 3,621,985 $0.12 $0.09 $ 3,405,357 Return on average common equity, annualized (N/P) 15.67% 12.72% 11.94 % Return on average tangible common equity, annualized (non-GAAP) (O/Q) 0.1854636737388 63 Three Months Ended Reconciliation of non-GAAP Return on Average Tangible Common Equity ($ in Thousands): June 30, March 31, December 31, September 30, June 30, 2024 2024 2023 2023 2023 (N) Net income applicable to common shares $ 145,397 $ 180,303 $ 116,489 $ 157,207 $ 147,759 Add: Intangible asset amortization $ 1,122 $ 1,158 $ 1,356 $ 1,408 1499000 Less: Tax effect of intangible asset amortization $ (311) $ (291) $ (343) $ (380) (402) After-tax intangible asset amortization $ 811 $ 867 $ 1,013 $ 1,028 1,097 (O) Tangible net income applicable to common shares (non-GAAP) $ 146,208 $ 181,170 $ 117,502 $ 158,235 148,856 Total average shareholders’ equity $ 5,450,173 $ 5,440,457 $ 5,066,196 $ 5,083,883 $ 5,044,718 Less: Average preferred stock $ (412,500) $ (412,500) $ (412,500) $ (412,500) $ (412,500) (P) Total average common shareholders’ equity $ 5,037,673 $ 5,027,957 $ 4,653,696 $ 4,671,383 $ 4,632,218 Less: Average intangible assets $ (677,207) $ (678,731) $ (679,812) $ (681,520) $ (682,561) (Q) Total average tangible common shareholders’ equity (non-GAAP) $4,360,466 $4,349,226 $3,973,884 $3,989,863 $3,949,657 Return on average common equity, annualized (N/P) 11.61% 14.42% 9.93% 13.35% 12.79% Return on average tangible common equity, annualized (non-GAAP) (O/Q) 13.49 16.75 11.73 15.73 15.12 Non-GAAP Reconciliation The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non- GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.